                                                           Exhibit 4.08

                                 ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement"), dated as of January 28, 2000 is entered into by and among Verde Capital Partners, LLC, an Arizona limited liability company, Alphabit Media Ventures, LLC, a California limited liability company, Designet S.A. de C.V., a Mexico corporation, Designet Ventures, LLC, a California limited liability company, and Cruttenden Roth Incorporated, a California corporation (together the "Shareholders" and each individually a "Shareholder"); quepasa.com, inc., a Nevada corporation ("Quepasa"); and Norwest Bank Arizona, N.A. (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Quepasa, the Shareholders, eTrato.com, Inc., a Delaware corporation ("eTrato"), and eTrato Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Quepasa ("Merger Sub"), have entered into a Merger Agreement (the "Merger Agreement") dated as of December 17, 1999; and

         WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Shareholders have agreed to indemnify Quepasa, Merger Sub and their agents for certain liabilities, costs and expenses as provided in the Merger Agreement; and

         WHEREAS, pursuant to the Merger Agreement, Quepasa and the Shareholders have agreed to receive a portion of their compensation only after the passage of time and the attainment of the Targets (as defined in the Merger Agreement); and

         WHEREAS, pursuant to Section 1.8 of the Merger Agreement the parties to the Merger Agreement have agreed that 50% of the Quepasa Merger Shares (as defined in the Merger Agreement) shall be delivered to the Escrow Agent and this Agreement establishes the terms and conditions pursuant to which the Escrow Agent shall hold and disburse such shares.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   Definitions

         SECTION 1.1 Definitions. Unless the context shall otherwise require, capitalized terms used herein shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms used):

         "Business Day" means a day on which the Escrow Agent, at its address set forth in Section 5.2, is open for the purpose of conducting a corporate trust business.
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         "Escrowed Shares" shall mean the 681,818 shares of Quepasa common stock, $0.001 par value, that Quepasa is required to deliver to the Escrow Agent pursuant to Section 1.8 of the Merger Agreement.

         "Release Certificate" shall mean a certificate in the form of Schedule A attached hereto, signed by Quepasa and the Shareholder Representative on behalf of the Shareholders.

         "Shareholder Representative" shall mean Verde Capital Partners, LLC, or any other person designated in writing to Quepasa and the Escrow Agent by a majority in interest of the Shareholders.

         SECTION 1.2 Terms Defined in Merger Agreement. All capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

                                   ARTICLE 2

                               The Escrowed Shares

         SECTION 2.1 Appointment of Escrow Agent. The Shareholders and Quepasa hereby appoint Norwest Bank Arizona, N.A., as Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment

         SECTION 2.2 Appointment of Shareholder Representative. The Shareholders hereby appoint the Shareholder Representative to act on their behalf as provided herein.

         SECTION 2.3 Delivery of Escrowed Shares. Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) Quepasa shall deliver to the Escrow Agent the stock certificates representing the Escrowed Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank. For each Shareholder, Quepasa shall deliver to the Escrow Agent two share certificates, with each certificate representing 50% of such Shareholder's pro-rata portion of the Escrowed Shares. For each Shareholder, one certificate shall be deemed the "First Certificate" and the other shall be deemed the "Second Certificate," provided that one or more Replacement Certificates (as defined in Section 2.5 below) may subsequently be issued to replace the Second Certificate pursuant to Section 2.5 below

         SECTION 2.4 Release of Escrowed Shares. The Escrow Agent will hold the Escrowed Shares in its possession until authorized hereunder to deliver such shares, or a portion thereof, as follows:

         (a) As mutually directed in writing by Quepasa and the Shareholder Representative.

         (b) Upon receipt of a Release Certificate, as directed in such Release Certificate.

         SECTION 2.5 Replacement Certificates. If the Escrow Agent receives a Release Certificate in the form of Schedule A attached hereto specifying that Replacement Certificates


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are to be issued, the Escrow Agent shall, no later than the seventh Business Day following the delivery of such Release Certificate, deliver to Quepasa (or upon Quepasa's written instruction, to Quepasa's stock transfer agent) the appropriate First Certificates or Second Certificates. Quepasa shall cancel such certificates and promptly issue new certificates representing Quepasa Common Stock (the "Replacement Certificates") to the Escrow Agent or to each
Shareholder (according to its pro-rata ownership of the remaining Escrowed Shares), as set forth in the Release Certificate, calculated by subtracting the amount of the Losses specified in such Release Certificate from $7,500,000 or $3,750,000, as the case may be, and then dividing that amount by $11. (For example, aggregate Losses of $1,000,000 to be satisfied by shares represented by the First Certificates would result in the issuance of Replacement Certificates representing an aggregate of 250,000 shares of Quepasa Common Stock ($3,750,000
- $1,000,000 = $2,750,000; $2,750,000/$11 = 250,000.) The Replacement
Certificates shall be distributed to the Escrow Agent or the Shareholders, as set forth in the Release Certificate, no later than the Business Day following the Escrow Agent's receipt thereof.

                                    ARTICLE 3

                              Rights as Shareholder

         SECTION 3.1 Rights as Holder. Nothing herein shall be deemed to create in the Escrow Agent any rights as a shareholder of Quepasa. If and until the Escrowed Shares are delivered by the Escrow Agent to Quepasa in accordance herewith, the Shareholders shall possess all rights of ownership of a record shareholder of Quepasa (including the right to vote such shares and receive dividends). The Escrowed Shares will appear as issued and outstanding on Quepasa's balance sheet.

                                    ARTICLE 4

                                  Escrow Agent

         SECTION 4.1 Compensation of Escrow Agent; Indemnification.

         (a) The Escrow Agent shall be entitled to an initial fee of $1,000 and an annual fee of $1,500 as reasonable compensation for its services under and pursuant to this Agreement. Quepasa shall pay (i) the initial fee on the date hereof and (ii) the annual fee within five Business Days after each anniversary of the date hereof if the Escrowed Shares remain in escrow on the anniversary date.

         (b) The Escrow Agent acknowledges and agrees that it will provide the services described herein in consideration of the fee recited herein and that the Escrow Agent shall not be entitled to receive, and no other party hereto shall be obligated to pay, the Escrow Agent any other fees for services hereunder.

         (c) Quepasa and the Shareholders will jointly (but not severally) indemnify and hold harmless the Escrow Agent and its officers and employees from and against any and all losses, costs, charges, expenses, judgments and liabilities, including, without limitation,


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reasonable expenses of counsel and expenses of litigation incurred while acting in good faith to carry out the transactions contemplated by this Agreement; provided, however, that the Escrow Agent shall not be entitled to such indemnification to the extent that any such losses, costs, changes, expenses, judgments or liabilities are caused by the negligent action, negligent failure to act, willful misconduct, or failure to act of the Escrow Agent or its officers or employees.

         (d) Should any controversy arise between the parties with respect to this Agreement, or with respect to the right to receive any of the Escrowed Shares, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction as specified in Section 5.10 of this Agreement to determine the rights of the parties. Should a bill of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Shares, Quepasa and the Shareholders will pay the Escrow Agent reasonable attorneys' fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such litigation.

         SECTION 4.2 Escrow Agent's Performance; Duty of Care.

         (a) The Escrow Agent accepts and agrees to hold the Escrowed Shares and consents and agrees to perform and comply with all of the terms and provisions on its part contained in this Agreement. The Escrow Agent shall not be charged with knowledge of content or conditions of the Merger Agreement.

         (b) The Escrow Agent shall take no action except as provided herein and shall have no responsibilities to the parties hereto except those specifically provided for herein. In performing its duties and obligations hereunder, the Escrow Agent shall exercise the same degree of skill and care as is ordinarily exercised by similar institutions in the holding of negotiable instruments under similar circumstances.

         (c) No provision of this Agreement shall be construed to relieve the Escrow Agent from liability for its own failure to act in accordance with subsection 4.2(b), its own negligent action, its own negligent failure to act or its own willful misconduct or that of its officers or employees; provided, however; that (i) the duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement; (ii) the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and (iii) in the absence of bad faith on the part of the Escrow Agent, the Escrow Agent may conclusively rely, as to the truth of the statements expressed therein, upon any documents furnished to the Escrow Agent and conforming to the requirements of this Agreement and the Escrow Agent may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 4.3 Resignation by the Escrow Agent. The Escrow Agent may at any time resign from the trusts hereby created by giving at least 30 days written notice to Quepasa and the Shareholder Representative, and such resignation shall take effect on the later of the date specified in such notice or upon the appointment of a successor Escrow Agent pursuant to the


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provisions of Section 4.5 of this Agreement and acceptance by the successor
Escrow Agent of such trusts.

         SECTION 4.4 Removal of the Escrow Agent. The Escrow Agent may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Escrow Agent, duly executed by Quepasa and the Shareholder Representative; provided, however, that such removal shall not take effect prior to the appointment of a successor Escrow Agent pursuant to the provisions of
Section 4.5 of this Agreement and acceptance by the successor Escrow Agent of the trusts hereby created.

         SECTION 4.5 Appointment of Successor Escrow Agent. In case the Escrow Agent hereunder shall (a) resign pursuant to Section 4.3 hereof, (b) be removed pursuant to Section 4.4 hereof, or (c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by the court, or otherwise become incapable of acting hereunder, a successor will be appointed by Quepasa with the consent of the Shareholder Representative (which consent shall not be unreasonably withheld). If no successor Escrow Agent shall have been so appointed and have accepted appointment within 30 days of the giving of written notice by the resigning Escrow Agent or within 30 days of the giving of written notice of removal by the Shareholder Representative and Quepasa or within 30 days of the Shareholder Representative's or Quepasa's knowledge of any of the events specified in clause (c) of the preceding sentence, the Escrow Agent, the Shareholder Representative, the Shareholders, Quepasa or any of them may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Every such successor Escrow Agent appointed pursuant to the provisions of this Section 4.5 shall be willing to accept the trusteeship of the Escrowed Shares under the terms and conditions of this Agreement. Notwithstanding Section 4.4 or 4.5 or any other provision contained in this Agreement to the contrary, no resignation or removal of an Escrow Agent shall take effect until a duly appointed successor Escrow Agent has received the full amount of the Escrowed Shares.

         SECTION 4.6 Concerning any Successor Escrow Agent. Every successor Escrow Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Shareholder Representative and Quepasa an instrument in writing accepting such appointment hereunder, and thereupon such successor shall become fully vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of its predecessor as if originally named herein; but, nevertheless, (i) such predecessor shall, on the written request of the Shareholder Representative or Quepasa, or such successor, execute and deliver an instrument transferring to such successor Escrow Agent all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor hereunder and (ii) such predecessor shall deliver all of the Escrowed Shares to its successor. Should any instrument in writing from the Shareholder Representative, the Shareholders or Quepasa be required by any successor Escrow Agent for more fully and certainly vesting in such successor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Shareholders, the Shareholder Representative or Quepasa at the expense of Quepasa and the Shareholders.

         SECTION 4.7 Term of Escrow Agreement. This Agreement shall remain in full force and effect until all the Escrowed Shares have been distributed to the Shareholders or Quepasa in

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accordance with Section 2.4 hereof and the Escrow Agent shall have received all fees and other sums owed to it hereunder.

         SECTION 4.8 Merger, Conversion, Consolidation, or Succession to Business. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 5

                           Shareholder Representative

         SECTION 5.1 Appointment. The Shareholders irrevocably make, constitute and appoint Verde Capital Partners, LLC as their agent (the "Shareholder Representative") and authorize and empower it to fulfill the role of Shareholder Representative hereunder.

         SECTION 5.2 Duties. The Shareholder Representative shall:

         (a) receive all notices and communications directed to the Shareholders under this Agreement and forward such notices and communications to all Shareholders within four days of receipt by the Shareholder Representative;

         (b) within seven days of forwarding such notices and communications by the Shareholder Representative, all Shareholders shall meet in person or by conference telephone, electronic video screen communication, or similar communication equipment (so long as all Shareholders participating in the meeting can hear one another), to determine what actions the Shareholders should or should not take in response to such notice or communications;

         (c) ensure that all such decisions (whether to act or not act) be memorialized in writing by the Shareholders;

         (d) take any action (or take no action) as the Shareholder Representative is directed to do pursuant only to a written consent of a majority in interest of the Shareholders to take (or not take) such action; and

         (e) act in good faith and exercise the same degree of duty and care in performing its duties and obligations hereunder as is exercised by other entities under similar circumstances.

         SECTION 5.3 Liability. The Shareholder Representative shall not be liable to the Shareholders for its performance under this Agreement except for the Shareholder Representative's own negligent action, failure to act in good faith, or willful misconduct. In the absence of bad faith on the part of the Shareholder Representative, the Shareholder

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Representative may conclusively rely, as to the truth of the statements expressed therein, upon any documents furnished to the Shareholder Representative and conforming to the requirements of this Agreement and the Shareholder Representative may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 5.4 Compensation: The Shareholder will not be compensated for the performance of its services under this Agreement.

                                   ARTICLE 6

                                  Miscellaneous

         SECTION 6.1 Waivers; Amendments.

         (a) No failure or delay by any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be authorized as provided in subsection 5.1(b) below, and then such waiver or consent shall be effective only in the specific instance for the purpose for which given. No notice or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         (b) No provision of this Agreement may be waived, amended, supplemented, or modified except pursuant to an agreement in writing entered into by the Shareholder Representative (or the Shareholders), Quepasa and the Escrow Agent.

         SECTION 6.2 Notices. All communications and notices required by any provision of this Agreement to be given by one party hereto to any other party hereto shall also be contemporaneously given by the party giving any such notice to the other party hereto. All communications and notices under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by overnight mail delivery service, return receipt requested, or transmitted by telex, telecopy or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type) to the appropriate following address:


                  To Quepasa:

                           quepasa.com, inc.
                           400 East Van Buren, 4th Floor
                           Phoenix, AZ 85004
                           FAX: 602-716-0200
                           Attention: Gary Trujillo

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                  With a copy to:

                           Brownstein, Hyatt & Farber, P.C.
                           410 17th Street, 22nd Floor
                           Denver, CO 80202
                           FAX: 303-223-1111
                           Attention: Jeffrey Knetsch

                  If to Verde Capital Partners, LLC:

                           Verde Capital Partners, LLC
                           2525 East Camelback Road, Suite 1150
                           Phoenix, AZ 85016
                           FAX: 602-522-3159
                           Attention: Ernest C. Garcia III

                  With a copy to:

                           Snell & Wilmer, L.L.P.
                           One Arizona Center
                           Phoenix, AZ 85016
                           FAX: 602-382-6070
                           Attention: Steven D. Pidgeon, Esq.

                  If to Alphabit Media Ventures, LLC:

                           Alphabit Media, Inc.
                           1112 Harrison Street
                           San Francisco, CA 94103
                           FAX: 415-252-9343
                           Attention: Steve Landman

                  With a copy to:

                           Crosby, Heafey, Roach & May, P.C.
                           Four Embarcadero Center, Suite 1900
                           San Francisco, CA 94111
                           FAX: 415-391-8269
                           Attention: Matthew P. Fisher

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                  If to Designet S.A. de C.V. or Designet Ventures, LLC:

                           Designet S.A. de C.V.
                           Napoles 59, Primer Piso
                           Col. Juarez
                           Mexico, D.S. 06600
                           FAX: 011-525-286-8124
                           Attention: Elias Terman

                  With a copy to:

                           Mitchell & Shea
                           1540 Sixth Avenue
                           San Diego, CA 92101
                           FAX: 619-702-6534

                  If to Cruttenden Roth Incorporated:

                           Cruttenden Roth Incorporated
                           24 Corporate Plaza
                           Newport Beach, CA 92660
                           FAX: 949-720-7223
                           Attention: Aaron Gurewitz

                  If to Escrow Agent, to:

                           Norwest Bank Arizona, N.A.
                           Corporate Trust Services
                           MAC S4101-080
                           100 W. Washington St., 8th Floor
                           Phoenix, Arizona 85003
                           Attn.: Eunice Ortega
                           FAX: (602) 378-2333

or at such other address as a party may designate by notice to the other parties hereto in accordance with this Section.

         SECTION 6.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without regard to its conflicts of law doctrine.

         SECTION 6.4 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.


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         SECTION 6.5 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of this Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

         SECTION 6.6 Headings. The headings of the Sections and subsections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

         SECTION 6.7 Entire Agreement. This Agreement and the Merger Agreement supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby or thereby and each of the parties hereto represents and warrants to the others that this Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

         SECTION 6.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, other than strictly in accordance with the provisions of Section 4.3 through 4.6.

         SECTION 6.9 Binding Effect. All agreements, representations, warranties and indemnities in this Agreement and in any agreement, document or certificate delivered concurrently with the execution of this Agreement or from time to time hereafter shall bind the party making the same and its successors and assigns and shall inure to the benefit of each party for whom made and its permitted successors and assigns.

         SECTION 6.10 Choice of Forum. The parties agree that any legal action or proceeding with respect to or arising out of this Agreement shall be brought in any federal or state court in Maricopa County in the State of Arizona, which courts shall have exclusive original jurisdiction over any dispute or controversy with respect to or arising out of this Agreement. The parties irrevocably consent to the service of process out of any of such courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Shareholders, Quepasa or the Escrow Agent, as the case may be, at their respective addresses for notices as specified in Section 5.2 and that such service shall be effective five Business Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law.

         SECTION 6.11 Conflicts with Merger Agreement. In the event the provisions of this Agreement are inconsistent with or contradict the terms of the Merger Agreement, the terms of the Merger Agreement shall govern.

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         IN WITNESS WHEREOF, Quepasa, the Shareholders, the Shareholder
Representative and the Escrow Agent have executed this Agreement as of the date first written above.


                                QUEPASA.COM, INC.


                                By:   /s/ Gary Trujillo
                                      -----------------
                                         Gary Trujillo,
                                         Chairman/Chief Executive Officer


                                  SHAREHOLDERS:

                                  VERDE CAPITAL PARTNERS, LLC


                                  By:  /s/ Ernest C. Garcia II
                                       -----------------------
                                  Name: Ernest C. Garcia II
                                  Its:  Member


                                  ALPHABIT MEDIA VENTURES, LLC


                                  By: /s/ Steven Landman
                                      ------------------
                                  Name:   Steven Landman
                                  Its:    CFO

                                 DESIGNET S.A. DE C.V.


                                 By: /s/ Elias M. Terman
                                     -------------------
                                 Name:   Elias M. Terman
                                 Its:    President


                                  DESIGNET VENTURES, LLC


                                  By: /s/ Elias M. Terman
                                     --------------------
                                  Name: Elias M. Terman
                                  Its:  President


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


                                  CRUTTENDEN ROTH INCORPORATED


                                  By: /s/ Aaron M. Gurewitz
                                      ---------------------
                                  Name: Aaron M. Gurewitz
                                  Its:  Principal


                                  NORWEST BANK ARIZONA, N.A., as Escrow Agent


                                  By:/s/ Eunice Ortega
                                     -----------------
                                  Name:  Eunice Ortega
                                  Its:   Trust Officer




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                                                                      Schedule A

                                   CERTIFICATE

         Reference is made to the Escrow Agreement (the "Escrow Agreement") by and among Verde Capital Partners, LLC, an Arizona limited liability company, Alphabit Media Ventures, LLC, a California limited liability company, Designet S.A. de C.V., a Mexico corporation, Designet Ventures, LLC, a California limited liability company, and Cruttenden Roth Incorporated, a California corporation (together the "Shareholders" and each individually a "Shareholder"); quepasa.com, inc., a Nevada corporation ("Quepasa"); and Norwest Bank Arizona, N.A. (the "Escrow Agent"). Capitalized terms used herein but not defined herein have the meanings assigned such terms in the Escrow Agreement.

         [FIRST ALTERNATIVE - TO BE DELIVERED ONLY WITH RESPECT TO THE FIRST CERTIFICATES]

         As of the date hereof, the Surviving Corporation (as defined in the Merger Agreement) has achieved the Targets (as defined in the Merger Agreement) and Quepasa has incurred no Losses (as defined in the Merger Agreement). Quepasa and the Shareholders hereby authorize the Escrow Agent to release the First Certificates on the later of either (i) April 24, 2000 or (ii) the first Business Day after receiving this Certificate.


         [SECOND ALTERNATIVE - TO BE DELIVERED ONLY WITH RESPECT TO THE SECOND CERTIFICATES]

         As of the date hereof, the Surviving Corporation (as defined in the Merger Agreement) has achieved the Targets (as defined in the Merger Agreement) and Quepasa has incurred no Losses (as defined in the Merger Agreement). Quepasa and the Shareholders hereby authorize the Escrow Agent to release the Second Certificates on the later of either (i) July 24, 2000 or (ii) the first Business Day after receiving this Certificate.

                               [THIRD ALTERNATIVE]

         1) As of the date hereof, the Surviving Corporation (as defined in the Merger Agreement) has achieved the Targets and Quepasa has incurred Losses (as defined in the Merger Agreement) of $_________.

         2) If the amount in paragraph 1 above is greater than or equal to $7,500,000, Quepasa and the Shareholders hereby authorize the Escrow Agent to release the First Certificates and the Second Certificates to Quepasa.

         3) If the amount in paragraph 1 is greater than or equal to $3,750,000 but less than $7,500,000, Quepasa and the Shareholders hereby authorize the Escrow Agent to release the First Certificates to Quepasa and to return the Second Certificates to Quepasa to be canceled and Replacement Certificates for the Second Certificates to be issued to the Escrow Agent in accordance with
Section 2.5 of the Escrow Agreement. If the date hereof is on or after July 24, 2000, Quepasa shall issue such Replacement Certificates to the Shareholders; if the date hereof is prior to July 24, 2000, Quepasa shall return such Replacement
Certificates to the Escrow Agent, to be released according to Section 2.4 of the Escrow Agreement.

                  4) If the amount in paragraph 1 is less than $3,750,000, Quepasa and the Shareholders hereby authorize the Escrow Agent to return the First Certificates to Quepasa to be canceled and Replacement Certificates to be issued to the Shareholders in accordance with Section 2.5 of the Escrow Agreement. If the date hereof is on or after April 24, 2000, Quepasa shall issue such Replacement Certificates to the Shareholders; if the date hereof is prior to April 24, 2000, Quepasa shall return such Replacement Certificates to the Escrow Agent, to be released according to Section 2.4 of the Escrow Agreement. The Second Certificates shall remain in escrow until released in accordance with
Section 2.4 of the Escrow Agreement.

         [FOURTH ALTERNATIVE - TO BE DELIVERED ONLY WITH RESPECT TO THE SECOND CERTIFICATES]

         1) As of the date hereof, the Surviving Corporation (as defined in the Merger Agreement) has achieved the Targets and Quepasa has incurred Losses (as defined in the Merger Agreement) of $_________ in excess of the amount of Losses set forth in any previous Certificate(s) delivered to the Escrow Agent.

         2) If the amount in paragraph 1 above is greater than or equal to $3,750,000, Quepasa and the Shareholders hereby authorize the Escrow Agent to release the Second Certificates to Quepasa.

         3) If the amount in paragraph 1 is less than $3,750,000, Quepasa and the Shareholders hereby authorize the Escrow Agent to return the Second Certificates to Quepasa to be canceled and Replacement Certificates to be issued to the Shareholders in accordance with Section 2.5 of the Escrow Agreement. If the date hereof is on or after July 24, 2000, Quepasa shall issue such Replacement Certificates to the Shareholders; if the date hereof is prior to July 24, 2000, Quepasa shall return such Replacement Certificates to the Escrow Agent, to be released according to Section 2.4 of the Escrow Agreement.

                               [FIFTH ALTERNATIVE]

         As of the date hereof, a Change of Control (as defined in the Merger Agreement) has occurred. Quepasa and the Shareholders hereby authorize the Escrow Agent to release all of the Escrowed Shares to the Shareholders.

         IN WITNESS WHEREOF, Quepasa and the Shareholders have executed this Certificate as of
                 -------------------------------.


                                  QUEPASA.COM, INC.


                                  By:
                                  -----------------------------------
                                  Name:-----------------------------------
                                  Its: -----------------------------------


                                  SHAREHOLDERS:

                                  BY VERDE CAPITAL PARTNERS, LLC
                                  AS SHAREHOLDER REPRESENTATIVE


                                  By:
                                  ----------------------------------
                                  Name:----------------------------------
                                  Its: ----------------------------------



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